CONSULTING AGREEMENT




     THIS CONSULTING AGREEMENT ("Agreement") is made by
EnergyNorth, Inc., with a business address at 1260 Elm
Street, Manchester, New Hampshire (the "Company"), Eastern
Enterprises ("Eastern") and ROBERT R. GIORDANO (the
"Consultant"); and is contingent upon the closing of the merger involving the Company contemplated by the Agreement and Plan of Reorganization dated as of July 14, 1999 by and between the Company, Eastern and a merger subsidiary
(the "Transaction"), is effective upon the date of Consultant's termination from employment with Company upon or following the Transaction, and is for the purpose of setting forth the exclusive terms and conditions by which Company desires to acquire Consultant's services.

     In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Consultant for his services, the parties agree to the following:

I.   TITLE AND SCOPE OF WORK.

     (a)  The Company hereby agrees that upon the
effective date of this Agreement it will retain
Consultant, and Consultant hereby agrees that in accordance herewith he will perform at the request of the Company, certain consulting services which are consistent with consulting services typically provided by a senior executive advisor, including but not limited to serving as Chairman of the New Hampshire Advisory Board of
EnergyNorth Natural Gas, Inc., providing advisory services to Eastern and its direct and indirect subsidiaries (such direct and indirect subsidiaries as from time to time existing during the Term, the "Subsidiaries"), representing ENI and Eastern within New Hampshire with local and regional civic, charitable and educational organizations in the same manner as immediately prior to the effective date of this Agreement, assisting in the integration of operations after the Transaction, assisting in any regulatory, environmental, legislative or legal proceedings with the State of New Hampshire involving
Eastern and any of its Subsidiaries and assisting in identifying new business opportunities for Eastern and its Subsidiaries (the "Services"). Consultant shall hold the title of Senior Executive Advisor and shall report to the Chief Operating Officer of Eastern.

     (b) During the first twelve (12) months of the Term of this Agreement (the "first year of the Term"), Consultant shall provide the Company with up to seventy-five (75) full business days of Services. During the twelve (12)-month period beginning on the first anniversary of the effective date of this Agreement (the
"second year of the Term"),



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Consultant shall provide the Company with up to twenty-five
(25) full business days of Services.  During the twelve
(12)-month period beginning on the second anniversary of the effective date of this Agreement (the "third year of the Term"), Consultant shall be available to provide to the Company up to an additional twenty-five (25) full business days of Services. The parties acknowledge that the Company's need for Consultant's Services under this Agreement may vary from period to period and is likely to be greater in the period shortly following the Transaction, and Consultant agrees that he will provide the Services described in this paragraph only as requested by the Company and on such dates and at such times as the Company may reasonably specify.

     (c) If so requested by the Company during the Term, Consultant may, but shall not be required to, provide the Company with additional Services.

     (d) For purposes of this Agreement, any business day on which Consultant performs Services at the Company's request shall count as a full business day of Services unless the time spent by Consultant providing such Services on such day amounts to a half day or less, in which event such day shall count as one-half of a full business day of Services. Time spent commuting by Consultant shall not be counted as Services for purposes of this Agreement, but time spent in other travel at the request of the Company shall be counted.

II.  TERM.

     The Term of this Agreement shall commence upon the effective date of this Agreement and shall continue through the earlier of: (a) the day preceding the third anniversary of such effective date, and (b) the effective date of termination of this Agreement pursuant to Section
V(a) hereunder.

III. COMPENSATION HEREUNDER.

     During the Term of this Agreement:

     (a) Consultant shall, at the end of each month during the Term, account to the Company in form satisfactory to the Company for the Services he has performed during the month. In exchange for the performance of Services rendered to the Company under
Section I(b) and Section I(c) hereof during the first and second years of the Term, the Company shall pay Consultant an aggregate of $200,000 in substantially equal monthly installments ($8,333.33 except for the last month, for which the installment payment shall be $8,333.41) payable in arrears. At such time, if any, as the aggregate number of full business days of Services performed by Consultant for the Company during those




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years exceeds one hundred (100) full business days
(each such excess day, an "additional day"), Consultant shall be entitled to an additional payment of $2,000 for each additional day, such payment to be made within seven (7) days after receipt by the Company of a proper monthly accounting for such additional day or days.
Consultant shall likewise be entitled to a payment of $2,000 for each full business day of Services, if any, performed during the third year of the Term, such payment to be made within seven (7) days after receipt by the Company of a proper monthly accounting for such Services.

     (b)  In addition to amounts payable under paragraph
(a) above, the Company shall pay to Consultant or his estate $29,000 at the beginning of each of the first, second and third years of the Term. The Company's obligation to make the payments described in this subparagraph shall survive the termination of this Agreement pursuant to Section V(a); provided, that if the Consultant breaches Section VI neither he nor his estate shall be entitled to any payments under this paragraph.

     (c) The Company shall reimburse Consultant for all necessary and reasonable travel and business expenses (but not for expenses associated with commuting within New
Hampshire to or from home, or commuting from a vacation site, unless such expenses are approved in advance by the Company) incurred by Consultant in performing Company-requested services under this Agreement.

     (d) Except as otherwise required by law, the Company shall not withhold any sums from payments made to Consultant for social security or other federal, state or local tax liabilities or contributions, and all such withholdings, liabilities and contributions shall be solely Consultant's responsibility, it being understood and acknowledged that Consultant shall perform the Services as an independent contractor and not as an employee and that he shall not be eligible for, nor shall he participate in, any employee benefit program of Eastern or its Subsidiaries in respect of his Services under this Agreement. Notwithstanding any provision to the contrary in any other agreement or understanding, the Company shall not be obligated to gross up Consultant for any taxes incurred with respect to payments or benefits hereunder.





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IV.  MAINTENANCE OF OFFICE AND SUPPORT SERVICES.

     During the Term of this Agreement, the Company shall provide Consultant with appropriate office space, parking, reasonable secretarial support services, and computer access at its principal administrative offices in New
Hampshire. To the extent consistent with the requirements communicated to him by the Company in connection with a request for particular Services, and if approved in advance by the Company, Consultant may perform specific
Services from his home or another location (such as a vacation site).

V.   TERMINATION OF CONSULTING SERVICES.

     (a)  Discharge for Cause, Death or Disability.
Notwithstanding any of the foregoing provisions of this Agreement, the Company may, subject to this Section V(a), discharge Consultant for Cause, due to the death of Consultant or due to Consultant's Disability. For purposes of this Section V, "Cause" shall mean: (i) conviction of a felony or crime involving an act of moral turpitude, dishonesty or misfeasance, in each case that substantially interferes with the orderly business of the Company or any of its subsidiaries, (ii) the failure or refusal of Consultant to follow or material neglect by Consultant of reasonable requests of the Company made pursuant to this Agreement, and (iii) violating Section VI or otherwise willfully engaging in conduct that substantially interferes with or damages the standing or reputation of the Company or any of its subsidiaries;
provided, however, no termination for Cause pursuant to either clause (ii) or (iii) hereof shall be effective unless the Company shall have first provided Consultant
(A) 30 days written notice in the manner contemplated by
Section V(d) setting forth in reasonable detail the Company's basis for such termination, including the manner in which the Company believes Consultant has not substantially performed his duties, and (B) 30 days during which Consultant has an opportunity to cure any deficiencies noted by the Company in such notice. In the event of the discharge of Consultant for Cause or death or Disability of Consultant, this Agreement and all of the rights and obligations of the parties hereto shall terminate, except where this Agreement expressly provides that any provisions survive termination of this Agreement.
For purposes of this Section V(a), no act or failure to act by Consultant shall be considered "willful" unless it is done, or admitted to be done, in bad faith and without a reasonable belief that Consultant's action or omission was in the best interests of the Company.





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     (b)  "Disability," for purposes of this Section V(a),
shall be defined as the inability of Consultant to perform the essential functions of the position with or without reasonable accommodation due to physical or mental illness or injury.

     (c) Consequences of discharge. If the Company discharges Consultant for Cause, death or Disability, the Company shall have no further obligation to make payments under Section III(a) except as provided in the immediately following sentence. If as of the date of such a discharge the aggregate payments previously made to Consultant under
Section III(a) do not at least equal the number obtained by multiplying $2,000 times the number of full business days of Services performed by Consultant, the Company shall pay to Consultant, within seven (7) days after receipt of a proper final accounting of Consultant's
Services, the excess of (i) the number obtained by multiplying $2,000 times the number of full business days of Services reflected in such accounting, over (ii) the aggregate payments already made by the Company to Consultant under Section III(a). If the Company discharges Consultant without Cause, it shall continue to pay Consultant for the remainder of the Term any amounts not yet paid under Section III that would have been paid if he had continued to serve hereunder through the end of the Term.

     (d) Any discharge of Consultant by the Company shall be communicated by Notice of Termination to the other party hereto given in accordance with Section XII hereof.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for discharge of Consultant under the provision so indicated, and (iii) if the date of discharge is other than the notice, specifies the termination date
(which date shall be not more than 15 days after the giving of such notice).

VI.  CERTAIN UNDERTAKINGS

     (a) In consideration of the Company's undertakings pursuant to this Agreement, Consultant agrees that during the first and second years of the Term he will not, within the states in which Eastern operates its business or in which any of Eastern's Subsidiaries operates its business, engage, either as a principal, employee, partner, consultant or investor (other than through a 1% or smaller interest in a publicly traded entity) in a business which competes with any such business of Eastern or its Subsidiaries.

     (b) Consultant further agrees that during the Term and thereafter he will comply with Eastern's policies and procedures regarding confidential information, as that term





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is hereinafter defined, and will never directly or
indirectly use or disclose, except to his attorney or as required by judicial or regulatory process or order, any confidential information as so defined. For purposes of the preceding sentence, the term "confidential information" means any and all information (including without limitation information relating to the development and implementation of business strategy, financial and operating forecasts, business policies and practices, and all other information related to the future conduct of business (i) that Consultant has acquired in connection with his previous employment with Eastern and its Subsidiaries or in connection with his Services hereunder,
(ii) that is not generally known or available to others with whom Eastern or its Subsidiaries do, or plan to, compete or do business, and (iii) that pertains to the business of, or belongs to, Eastern or its Subsidiaries or a person described in clause (ii).

     (c) Consultant agrees that if, at any time, pursuant to action of any court of competent jurisdiction, the operation of any part of this Section VI shall be determined to be unlawful or otherwise unenforceable, then the coverage of this Section VI shall be deemed to be restricted as to duration, geographic scope or otherwise, to the extent, but only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made.

     (d) Consultant acknowledges and agrees that, were he to breach the provisions of this Section VI, the harm to Eastern and its Subsidiaries would be irreparable.
Consultant therefore agrees that in the event of such a breach or threatened breach, Eastern or its Subsidiaries shall have the right to obtain preliminary and permanent injunctive relief against any such breach without having to post bond. Nothing herein shall prohibit Eastern or its Subsidiaries from seeking damages for a breach by Consultant of this Section VI.

     (e)  The provisions of this Section VI and
Consultant's obligations hereunder shall survive the termination of this Agreement.

VII. SUCCESSOR.

     This Agreement shall be binding upon the successor to the Company in the Transaction. The Company shall require any other successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, including through both stock and asset transactions) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no successor had taken




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place.  As used in this Agreement, "Company" shall
mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

VIII.     ENTIRE AGREEMENT.

     This Agreement contains the entire understanding of the Company and Consultant, and supersedes any and all prior communications, understanding, agreements or statements between the parties, with respect to the subject matter hereof.

IX.  ARBITRATION.

     Any dispute or controversy between the parties relating to this Agreement shall be settled by binding arbitration in New Hampshire pursuant to the governing rules of the American Arbitration Association. Judgment upon the award may be entered in any court of competent jurisdiction.

X.   ASSIGNABILITY.

     This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by Consultant without the other party's prior written consent.

XI.  AMENDMENT; WAIVER.

     This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.




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XII. NOTICES.

     All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Consultant:
          ----------------

          Robert R. Giordano
          12 Cobbler Lane
          Bedford, NH  03110

          If to the Company or to Eastern:
          -------------------------------

          c/o Eastern Enterprises
          9 Riverside Road
          Weston, MA  02493
               Att: Fred C. Raskin

or to such other address as either party shall have furnished to the other in writing in accordance herewith.
Notice and communications shall be effective when actually received by the addressee.

XIII.     VALIDITY.

     The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

XIV. APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflict of law provisions of the State of New Hampshire.




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XV.  EASTERN DECLARATION OF TRUST

     Reference is hereby made to the declaration of trust establishing Eastern Enterprises dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts.
The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally, and no trustee, shareholder, officer or agent of Eastern
Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first mentioned above.

Eastern Enterprises                EnergyNorth, Inc.

By:  ____________________          By:_________________________

                                   ____________________________
                                   ROBERT R. GIORDANO